Exhibit 99.1

FOR IMMEDIATE RELEASE

FSIC Announces April 16 NYSE Listing

Also Announces Regular Distribution Increase and Intent to Make Special Cash Distributions

PHILADELPHIA, April 1, 2014 — FS Investment Corporation (“FSIC”) today announced that it currently expects to list its common stock on the New York Stock Exchange under the trading symbol “FSIC” on Wednesday, April 16, 2014.

FSIC is a business development company (“BDC”) that invests primarily in the floating rate, senior secured debt of private U.S. companies. The $4.5 billion fund is managed by Franklin Square Capital Partners and sub-advised by an affiliate of GSO Capital Partners, the credit platform of Blackstone. Together, Franklin Square and GSO / Blackstone are the world’s largest manager of BDC assets, with over $10 billion across their four BDC funds.

Effective April 1, 2014, FSIC will increase its monthly cash distribution amount from $0.0720 per share to $0.07425 per share, which serves to raise its annualized distribution rate from 8.41% to 8.68% based on its last publicly reported net asset value per share of $10.27 as of February 28, 2014.

The company’s board of directors also intends to declare two special cash distributions of $0.10 per share, one to be paid on August 15, 2014 to stockholders of record as of July 31, 2014, and a second on November 14, 2014 to stockholders of record as of October 31, 2014.

“We are proud FSIC has generated a 16% annualized return since inception,” said FSIC Chairman and CEO, Michael C. Forman. “These distributions should build on this record and enhance shareholder value.”

FSIC also reported that GSO Capital Partners is considering the purchase of up to $50 million in shares of FSIC following the listing and completion of the tender offer proposed by FSIC. FSIC previously announced that Franklin Square and members of FSIC and Franklin Square management are considering the purchase of up to $100 million and $25 million, respectively, of FSIC’s shares following the listing and completion of the tender offer.

FSIC has named J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and BofA Merrill Lynch as co-advisors of the listing. Wells Fargo will serve as sole dealer manager for the tender offer.

About FS Investment Corporation

FSIC, an investment fund sponsored by Franklin Square Capital Partners (“Franklin Square”), is a publicly registered BDC. A BDC such as FSIC is a type of investment fund that enables investors to access investments in private U.S. companies. FSIC focuses primarily on investing in the floating rate debt securities of private companies throughout the United States, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC is managed by FB Income Advisor, LLC, an affiliate of Franklin Square, and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners LP (“GSO”). GSO, with approximately $65 billion in assets under management as of December 31, 2013, is the credit platform of Blackstone. For more information, please visit www.fsinvestmentcorp.com.

About Franklin Square Capital Partners

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm currently manages five funds with over $10.3 billion in assets as of December 31, 2013.

For more information, please visit www.franklinsquare.com.

About Blackstone and GSO Capital Partners

Blackstone is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy. The firm does this through the commitment of its extraordinary people and flexible capital. GSO is the global credit platform of Blackstone. GSO, together with its affiliates, has approximately $65 billion of assets currently under management and is one of the largest credit-focused alternative managers in the world and a major participant in the leveraged finance marketplace. GSO seeks to generate superior risk-adjusted returns in its credit business by investing in a broad array of strategies including mezzanine, distressed investing leveraged loans and other special situation strategies. Blackstone’s alternative asset management businesses include investment vehicles focused on private equity, hedge fund solutions, secondary funds, and multi asset class exposures falling outside of other funds’ mandates. Blackstone also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Certain Information about Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on FSIC’s shares of common stock is subject to the discretion of its board of directors and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds available to it, including expense reimbursements from Franklin Square, as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

The payment of any special cash distribution is subject to applicable legal restrictions and the sole discretion of FSIC’s board of directors, and therefore, there can be no assurance as to the amount or timing of any such future distribution. The special cash distributions described herein are contingent upon the completion of FSIC’s listing.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to future events or the future performance or operation of FSIC. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, the ability of FSIC to complete the listing of its shares of common stock on the New York Stock Exchange LLC (“NYSE”), the ability to complete the tender offer, the price at which shares of common stock may trade on the NYSE, which may be higher or lower than the purchase price in the tender offer, and some of these factors are enumerated in the filings FSIC makes with the Securities and Exchange Commission (“SEC”). FSIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Other Information

There can be no assurance that Franklin Square, any members of FSIC’s or Franklin Square’s management or GSO or any their respective affiliates will purchase any shares of FSIC’s common stock, and any such purchases will be subject to restrictions under applicable law. Franklin Square Holdings, members of Franklin Square Holdings’ and FSIC’s management, and GSO and its affiliates do not intend to participate in the proposed tender offer.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials (the “Tender Materials”) that the Company intends to distribute to its stockholders and file with the SEC upon the commencement of the tender offer. The full details of the tender offer, including complete instructions on how to tender Shares, will be included in the Tender Materials. Stockholders are urged to carefully read the Tender Materials when they become available because they will contain important information, including the terms and conditions of the tender offer. Stockholders may obtain free copies of the Tender Materials that the Company files with the SEC at the SEC’s website at: www.sec.gov or by calling the information agent who will be identified in the Tender Materials. In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at: www.fsinvestmentcorp.com or by contacting the Company at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, PA 19104 or by phone (877) 628-8575.